Exhibit 107

Calculation of Filing Fee Tables
Form S-4
(Form Type)
Easter Parent, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c); 457(f)(1)	368,614	N/A	$2,797,780.26(2)	0.00015310	$428.34
Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	457(c); 457(f)(1)	26,313,619	N/A	$173,933,021.59	0.00015310	$26,629.15
	Total Offering Amounts					$176,730,801.85		$27,057.49
	Total Fees Previously Paid							$26,629.15
	Total Fee Offsets							—
	Net Fee Due							$428.34

(1)
Represents the estimated maximum number of shares of common stock, par value $0.0001 per share (“Holdings common stock”) of Easter Parent, Inc., a Delaware corporation and newly formed holding company (“Holdings”), to be issued, or subject to stock options or other stock-based awards that may be assumed by Holdings upon completion of the proposed reorganization in which ContextLogic Inc. (“ContextLogic”) will become a wholly-owned subsidiary of  Holdings, (the “Reorganization”).

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price of the registrant’s common stock to be registered is based on the product of (i) the average of the high and low sale prices of ContextLogic class A common stock (“ContextLogic common stock”) as reported on the Nasdaq Global Select Market on May 16, 2025 ($7.59) multiplied by (ii) the additional estimated number of shares of ContextLogic common stock outstanding to be exchanged for the registrant’s common stock, par value $0.0001 per share, since the date of the initial Registration Statement on Form S-4 filed on April 17, 2025 (368,614 as of May 19, 2025).

(3)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price of the registrant’s common stock to be registered was based on the product of (i) the average of the high and low sale prices of ContextLogic common stock as reported on the Nasdaq Global Select Market on April 14, 2025 ($6.61) multiplied by (ii) the estimated number of shares of ContextLogic common stock outstanding to be exchanged for the registrant’s common stock, par value $0.0001 per share (26,313,619 as of April 14, 2025).